UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

InfuSystem Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing party:
	(4)	Date Filed:

EXPLANATORY NOTE

InfuSystem Holdings, Inc. intends to send a reminder letter in the form hereof to certain of its shareholders beginning on or after the date hereof.

Dear Fellow Shareholder:

July 3, 2018

The Company’s 2018 Annual Meeting of Stockholders is scheduled to be held on Thursday, July 19, 2018. At the Annual Meeting you will be asked to consider and vote on, among other things, the election of eight individuals to the Company’s Board of Directors to serve until the Company’s 2019 Annual Meeting (and until their successors are duly elected and qualified).

I am writing to ask that you join with me in voting FOR election of the Board’s nominees for election as director, by signing and dating the enclosed WHITE proxy card and returning the WHITE proxy card to us, using the postage-paid return envelope provided (or by casting your vote by Internet or telephone by following the instructions on the enclosed WHITE proxy card).

* * * C A U T I O N * * *

As previously noted, we are pleased by the progress achieved to date at InfuSystem and remain very optimistic about the future. However, in our opinion, the progress that we already have achieved and anticipated future improvements are being threatened by a third party. Ryan Morris, the President of Meson Capital Partners LLC, has accumulated control of approximately 9.8% of the outstanding shares of InfuSystem and has indicated that he intends to nominate a controlling slate of his own hand-picked nominees to replace your Board of Directors.

As disclosed in the proxy statement previously forwarded to you, earlier this year, Mr. Morris proposed to acquire InfuSystem at $3.00-$3.25 per share. Based upon, among other things, its own review of Mr. Morris’s proposal, internal and third-party financial analyses and the advice of our legal experts, your Board of Directors unanimously rejected Mr. Morris’s proposal, which the Board believed to be an ill- conceived, highly-conditional and poorly-priced offer to purchase InfuSystem.

After the Board declined Mr. Morris’s proposal, he promptly threatened to wage a proxy contest for control of the Board and, more recently, Mr. Morris submitted another highly conditional proposal to acquire InfuSystem, with yet a new business partner and at a price of $3.75 per share. After appropriate consideration, and based upon a similar analysis as undertaken with respect to his earlier proposal, the Board has unanimously rejected Mr. Morris’s new proposal, though it recognizes Mr. Morris’s growing appreciation for the long-term value of InfuSystem.

Following that refusal, Mr. Morris filed a preliminary and, then, a definitive proxy statement with the Securities and Exchange Commission, seeking to elect a slate of Mr. Morris’s hand-picked nominees to a controlling position on the Board of Directors of InfuSystem. It is hard for us to imagine how Mr. Morris’ control of your Board would result in an improved proposal from Mr. Morris for an acquisition of InfuSystem. In our opinion, the more likely result would be a reversion to the operating practices in place when Mr. Morris was on the Board, including his direction of the Board’s activities in his capacity as Chairman or Executive Chairman from 2012 to 2015.

You may wish to know that, in the opinion of your Board and management, much of the recent progress at InfuSystem is attributable to the success of our efforts to correct what we perceive to have been the poor operating policies and procedures of the Company during the time when Mr. Morris was Chairman or Executive Chairman, including an oversized management team with a large salary draw, as well as a spendthrift approach toward management of the business, with tens of millions of dollars spent on IT projects of dubious value to shareholders, interest on debt, acquisitions and fees paid to legal and financial advisors, together with employee severance payments.

In contrast, your current Board and management team have improved the Company’s net cash flow, reduced debt and eliminated our bank credit issues, while streamlining management, and elevating and hiring operating experts to improve operating efficiencies, reduce costs, increase margins and improve collections. By focusing on our core business, we believe that we have increased our competitive advantages and better positioned the Company to consider only those growth opportunities with promising returns for shareholders.

Again, as previously noted, the past twelve months have been a period of rapid transition at InfuSystem Holdings, Inc. With your support, your Board of Directors and management team plan to capitalize on the momentum experienced in the second half of 2017 and in the beginning of 2018. By continuing to improve the efficiency of our operations within a fiscally responsible strategic growth framework, we expect to generate continued strong cash flow and significant long-term value for shareholders.

Your Vote Is Important! Please Vote Today.

Even if you plan to attend the Annual Meeting, we request that you vote your shares by signing and dating the enclosed WHITE proxy card and returning it to us in the postage-paid envelope provided (or by voting via the Internet or by telephone by following the instructions provided on the enclosed WHITE proxy card).

We also urge that you refrain from signing or returning any BLUE proxy card sent to you by Mr. Morris. If you have previously submitted a proxy card sent to you by Mr. Morris, you can revoke that proxy and vote for the nominees proposed by the Board of Directors and on other matters to be voted on at the Annual Meeting by signing and dating the enclosed WHITE proxy card and returning it to us in the postage-paid envelope provided (or by voting via the Internet or by telephone by following the instructions provided on the enclosed WHITE proxy card). Only the latest validly executed proxy that you submit will be counted and any proxy may be revoked at any time prior to the applicable deadline.

On Behalf of the Board of Directors and Management,

Richard A. DiIorio

President & CEO

If you have any questions or need assistance voting, please contact Harkins Kovler, LLC, our proxy solicitor, which is assisting us in connection with the Annual Meeting. Stockholders may call toll free at +1 (877) 339-3288. Banks and brokers may call +1 (212) 468-5380.

Additional Information and Where to Find It

InfuSystem Holdings, Inc. filed with the Securities and Exchange Commission (the "SEC") on June 14, 2018 a definitive proxy statement in connection with the election of nominees nominated by the Board of Directors for election as directors, and certain other matters to be considered by the stockholders, at the 2018 Annual Meeting of Stockholders. The definitive proxy statement contains important information about the proposed nominees for election as directors and the other matters to be considered at the Annual Meeting. The definitive proxy statement for the Annual Meeting and any other relevant documents (when they become available) may be obtained free of charge at the SEC's web site at www.sec.gov and at the Company's web site at www.infusystem.com or by directing a written request to: InfuSystem Holdings, Inc., 31700 Research Park Drive, Madison Heights, Michigan 48071, attention Corporate Secretary.

BEFORE MAKING ANY VOTING DECISION, INFUSYSTEM'S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY AND IN ITS ENTIRETY BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE NOMINEES FOR ELECTION AS DIRECTORS AND CERTAIN OTHER MATTERS TO BE CONSIDERED AT THE 2018 ANNUAL MEETING.

Participants in the Solicitation

InfuSystem Holdings, Inc. and its directors and executive officers may be deemed "participants" in the solicitation of proxies from stockholders in connection with the matters to be considered at the Annual Meeting. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders in connection with such matters is set forth in the definitive proxy statement filed with the SEC.

Forward-Looking Statements

Statements made in this letter that are not historical facts are considered to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The words "believe," "ma y," "will," "estimate," "continue," "anticipate," "intend," "should," "plan," "expect," "strategy," "future," "likely," variations of such words, and other simil ar expressions, as they relate to the Company, are intended to identify forward -looking statements. However, the absence of these words or similar expressions does not mean that a statement is not forward -looking. Forward-looking statements include statements relating to future actions, business plans, objectives and prospects, future operating or f inancial performance. In connection with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the Company is identifying certain factors that could cause actual results to differ, perhaps materially, from those indicated by these forward-looking statements. Those factors, risks and uncertainties include, but are not limited to, potential changes in overall healthcare reimbursement, including CMS competitive bidding, sequestration, concentration of customers, increased focus on early detection of cancer, competitive treatments, dependency on Medicare Supplier Number, availability of chemotherapy drugs, global financial conditions, changes and enforcement of state and federal laws, natural forces, competition, dependency on suppliers, risks in acquisitions & joint ventures, U.S. Healthcare Reform, relationships with healthcare professionals and organizations, technological changes related to infusion therapy, dependency on websites and intellectual property, the ability of the Company to successfully integrate acquired businesses, dependency on key personnel, dependency on banking relations and covenants, and other risks associated with our common stock, as well as any litigation to which the Company may be involved in from time to time; and other risk factors as discussed in the Company's annual report on Form 10-K for the year ended December 31, 2017 and in other filings made by the Company from time to time with the Securities and Exchange Commission, including our quarterly re ports on Form 10-Q. Our annual report on Form 10-K is available on the SEC's EDGAR website at www.sec.gov, and a copy may also be obtained by contacting the Company. All forward-looking statements made in this letter speak only as of the date hereof. We do not intend, and do not undertake any obligation, to update any forward -looking statements to reflect future events or circumstances after the date of such statements, except as required by law.